Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 23, 2009, relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Reports to Shareholders of Credit Suisse Large Cap Value Fund, a series of Credit Suisse Capital Funds, Credit Suisse Large Cap Growth Fund, and Credit Suisse Mid-Cap Core Fund, Inc., which are incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Management of the Funds”, “Form of Agreement and Plan of Reorganization - Appendix B”, “Statement of Additional Information - Part B” and, and “Other Information - Part C” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, MA

June 8, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 18, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of Credit Suisse Large Cap Blend Fund, Inc., which are incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Management of the Funds”, “Form of Agreement and Plan of Reorganization - Appendix B”, “Statement of Additional Information - Part B” and, and “Other Information - Part C” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, MA

June 8, 2010